As filed with the Securities and Exchange Commission on November 14, 1996.



                                                    Registration No.  333-11241

===============================================================================

                  U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          AMENDMENT NO. 1 TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                         THE SECURITIES ACT OF 1933

                                  ENDOGEN, INC.
             (Exact name of registrant as specified in its charter)
                                 ---------------

                                 30 Commerce Way
                           Woburn, Massachusetts 01801
 Massachusetts                   (617) 937-0890                  04-2789249
(State or other  (Address, including zip code, and telephone   (I.R.S. Employer
jurisdiction of      number, including area code, of         Identification No.)
incorporation or   Registrant's principal executive offices)
 organization)
                                 Owen A. Dempsey
                      President and Chief Executive Officer
                                  Endogen, Inc.
                                 30 Commerce Way
                           Woburn, Massachusetts 01801
                                 (617) 937-0890
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------
                                    Copy to:
                          William J. Schnoor, Jr., Esq.
                         Testa, Hurwitz & Thibeault, LLP
                       125 High Street, High Street Tower
                           Boston, Massachusetts 02110
                                 (617) 248-7000
            Approximate date of commencement of proposed sale to the
              public: As soon as practicable after the Registration
                         Statement has become effective.
                                 ---------------
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.                                                                        [  ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.                                 [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the
earlier effective registration statement for the same offering.              [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                                [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434
under the Securities Act of 1933, please check the following box.           [  ]
                                 ---------------

                        CALCULATION OF REGISTRATION FEE


  Title of Shares to be       Amount to be      Proposed Maximum offering    Proposed Maximum Aggregate         Amount of
        Registered             Registered          Price Per Share (1)           Offering Price (1)          Registration Fee(2)
--------------------------- ------------------ ---------------------------- ----------------------------- -----------------------
    Common Stock, $.01
   par value per share           750,069                 $4.063                      $3,047,530                    $924
--------------------------- ------------------ ---------------------------- ----------------------------- -----------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the bid and asked prices of the Common Stock as reported on the Nasdaq SmallCap Market on November 7, 1996.
(2) $662.00 of the registration fee was previously paid.


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


===============================================================================

      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


               Subject to Completion: Dated November 14, 1996

                                  ENDOGEN, INC.

                                750,069 Shares of

                                  Common Stock
                            $.01 Par Value Per Share
                                 ---------------

     This Prospectus relates to the resale of up to 750,069 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of Endogen, Inc. (the "Company") by certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The Shares may be offered from time to time in transactions on the Nasdaq SmallCap Market, in negotiated transactions or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders and certain persons who purchase shares from them, including broker-dealers acting as principals who may resell the Shares, may be deemed "underwriters," as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."



     The Company will not receive any of the proceeds from the resale of the Shares. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, if any, and fees and expenses of counsel or other advisors to the Selling Stockholders) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify certain of the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, as an underwriter or otherwise. See "Plan of Distribution."



     The Company's Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "ENDG" and on the Boston Stock Exchange under the symbol "EDG." On November 13, 1996, the closing bid price for the Common Stock as reported by Nasdaq SmallCap Market was $4.125 per share.

                                 ---------------

     The Common Stock offered hereby involves a high degree of risk. See "Risk Factors" beginning on page 6.

                                 ---------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ---------------


             The date of this Prospectus is November __, 1996.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60611-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is traded on the Nasdaq SmallCap Market, and such reports, proxy statements and other information may also be inspected at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. The Common Stock of the Company is listed on the Boston Stock Exchange and such material is also available for inspection at the offices of the Boston Stock Exchange, One Boston Place, Boston, Massachusetts 02109.

         The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http:
//www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Shares offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such agreement filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                       DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by the Company with the Commission
File No. 0-21354) are incorporated by reference herein, except as superseded or modified herein:
1.    Annual Report on Form 10-K for the fiscal year ended May 31, 1996;
2.    Amendment No. 1 to Form 10-K on Form 10-K/A for the fiscal year ended
      May 31, 1996;
3.    Quarterly Report on Form 10-QSB for the fiscal quarter ended August 31,
      1996;
4. The "Description of Securities" contained in the Company's Registration Statements on Form 8-A filed on March 11, 1993 and on Form 8-A filed on April 8, 1994; and
5. Current Report on Form 8-K dated March 4, 1996, filed on March 19, 1996, as amended by Amendment No. 1 to Current Report on Form 8-K/A filed on May 20, 1996.


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in to such documents). Requests for such copies should be directed to Mr. Daniel Burns, Financial Controller, at the principal executive offices of the Company:
30 Commerce Way, Woburn, Massachusetts 01801, telephone (617) 937-0890. Unless the context otherwise requires, references in this Prospectus to the "Company" or "Endogen" refers to Endogen, Inc.

                               PROSPECTUS SUMMARY

         The following summary information is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated herein by reference and the financial statements which are incorporated herein by reference.
                                   The Company

         Endogen, Inc. ("Endogen") was incorporated on June 1, 1983 and commenced commercial operations in November 1985. In March 1993, Endogen became a publicly traded company upon the consummation of the merger of Diagnostics Holding Corp. ("Diagnostics") with and into Endogen, with Endogen being the surviving corporation. The shareholders of Diagnostics consisted of all of the former minority shareholders of Leeco Diagnostics, Inc., a company formerly traded on the NASD OTC Bulletin Board(SM).

         Endogen is a supplier of specialty reagents and immuno-assay test kits to customers involved in biomedical research, the biotechnology industry and pharmaceutical drug discovery. Endogen uses monoclonal antibody and recombinant DNA technology to develop and manufacture products in the field of cytokines and related immune system factors, the chemical messengers which convey signals within the immune system.

         Endogen offers three major product lines. The first is in vitro immuno-assay test kits, used for the measurement of human cytokines and related cell surface proteins in biological samples. The second is in vitro immuno-assay test kits, used for the measurement of mouse and other species cytokines, an important and growing area of biomedical research. The third is specialty reagents, including monoclonal antibodies and recombinant proteins, which are used by the biomedical research community in the course of basic and applied research projects. Endogen's product lines provide researchers with tools for investigating the basic cellular mechanisms underlying the human immune system and its response to infection, AIDS, cancer and other diseases. Endogen's products are developed through technology in-licensing agreements with leading medical institutions and pharmaceutical companies, followed by in-house product development, validation, manufacturing and quality control.


     Endogen's products are sold via catalog and direct selling throughout the United States and are distributed in approximately 40 other countries worldwide. Approximately 44% of Endogen's fiscal 1996 sales were exported, and approximately 33% and 32% of sales were exported in Endogen's fiscal 1995 and 1994, respectively. Endogen has sold its products to almost 1,000 organizations and institutions including pharmaceutical and biotechnology firms, hospitals, universities and biomedical research labs worldwide.


         The Company's executive office is located at 30 Commerce Way, Woburn, Massachusetts 01801, and its telephone number is (617) 937-0890.

                                  Risk Factors

     The Common Stock offered hereby involves a high degree of risk. See "Risk Factors."

                                  The Offering

SECURITIES OFFERED:     750,069 shares of the Company's Common Stock, $.01 par
                        value per share.


OFFERING PRICE:         All or part of the Shares offered hereby may be sold
                        from time to time in amounts and on terms to be determined by the Selling Stockholders at the time of sale.

USE OF PROCEEDS:        The Company will receive no part of the proceeds from
                        the sale of any of the Shares by the Selling
                        Stockholders.

SELLING STOCKHOLDERS:   The Shares being offered hereby are being offered for
                        the account of the Selling Stockholders specified under the caption "Selling Stockholders."

STOCK MARKET SYMBOLS:   Nasdaq SmallCap Market        Boston Stock Exchange

Common Stock               ENDG                                  EDG

                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before acquiring the Shares offered hereby. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and in the Company's filings with the Commission.

Capital Requirements.
         In the future Endogen may need to raise substantial additional funds through equity or debt financings, research and development financings, collaborative relationships or otherwise. Endogen may seek to raise funds whenever conditions are favorable, even if it does not have an immediate need for additional capital at that time. There can be no assurance that any such additional funding will be available to Endogen or, if available, that it will be on reasonable terms. Any such additional funding may result in significant dilution to existing shareholders. If adequate funds are not available, Endogen may be required to significantly curtail its operations or obtain funds through arrangements with collaborative partners that may require Endogen to relinquish certain material rights to its products.

Risks Related to Growth through Acquisition.
         The Company's strategy is to continue its internal growth and to pursue additional acquisitions of, or relationships with, other companies as strategic opportunities arise in the biomedical industry and related industries. As a result, the Company is subject to certain growth-related risks, including the risk that it will be unable to retain personnel or acquire other resources necessary to adequately accommodate such growth. There can be no assurance that any suitable opportunities for future strategic acquisitions or relationships will arise or, if they do arise, that the transactions contemplated thereby could be completed. There can be no assurance that the Company will be able to integrate effectively into the Company the businesses that the Company has acquired or those that it may acquire in the future. In addition, such transactions are subject to various risks generally associated with the acquisition of businesses, including the financial impact of expenses associated with the integration of businesses and the diversion of management resources. There can be no assurance that any recent or future acquisition or other strategic relationship will not have an adverse impact on the Company's business or results of operations. If suitable opportunities arise in the future, the Company anticipates that it would finance such transactions, as well as its internal growth, through working capital or, in certain instances, through additional debt or equity financing. There can be no assurance, however, that such debt or equity financing would be available to the Company on acceptable terms when, and if, suitable strategic opportunities arise.

Uncertainty of Future Profitability.
         To sustain future profitability Endogen must, among other things, continue to market its current research products and successfully introduce new products to the market. There can be no assurance that Endogen will be able to continue manufacturing its current products, successfully develop new products or that such products, if developed, will be in demand by customers. Endogen expects to incur substantial expenses over the next several years as its product lines and operations expand. There can be no assurance that Endogen will be able to sustain profitability.

Dependence on Technology Licensing.
         Endogen is highly dependent on technology and product licensing arrangements as a principal source for the basic components used in the development and manufacture of its products. Endogen expects to continue to need licenses to proprietary cell lines, patents or other proprietary rights of third parties. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to Endogen, if at all. In addition, certain of Endogen's technology and product licenses have been obtained under non-exclusive terms. No assurances can be given that such technologies or products will not be licensed or commercialized by competitors and marketed to the same customers.

Competition and Risk of Technological Obsolescence.
         Competitors of Endogen in the United States and abroad are numerous and include, among others, biotechnology companies, diagnostics manufacturers and catalog supply companies. Endogen's success depends upon developing and maintaining a competitive position in the development of products and technologies in its area of focus. Competition from other research products and diagnostics companies is intense and expected to increase as new products enter the market and new technologies become available. Endogen's competitors may also succeed in developing technologies and products that are more effective than any which have been or are being developed by Endogen or that render Endogen's technologies or products obsolete or noncompetitive. Endogen's competitors may also succeed in obtaining patent protection or other intellectual property rights that would block Endogen's ability to develop new products. Finally, many of these competitors have substantially greater research and development capabilities, manufacturing, regulatory and marketing experience and financial and managerial resources than Endogen.

Government Regulation.
         Endogen's research and development programs, as well as its manufacturing and marketing operations, are subject to extensive regulation by numerous governmental authorities in the United States and other countries. Certain of Endogen's products are subject to governmental approval for continued commercial sale. The manufacturing and marketing of additional products in the future for diagnostic use would be subject to the rigorous testing and approval processes of the FDA and corresponding foreign regulatory authorities.

Dependence on Proprietary Technology.
         Endogen's success will depend, in part, on its ability to preserve its trade secrets and operate without infringing the proprietary rights of third parties. Endogen could encounter delays in product market introductions while it attempts to design around such patents or other rights, or be unable to develop, manufacture or sell such products.

         Endogen also seeks to protect its proprietary technology, including technology which may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors' rights agreements with its collaborators, advisors, employees and consultants. There can be no assurance that these agreements will not be breached, that Endogen will have adequate remedies for any breach, or that Endogen's trade secrets will not otherwise be disclosed to, or discovered by, competitors.

Commercial Sales and Marketing Requirements.
         Endogen currently sells its research products directly to end-users in the United States and through distributors abroad. While Endogen has expanded its marketing and sales force, there can be no assurance that Endogen will be able to further expand its sales and distribution capabilities for the research market without undue delays or expenditures or that it will be successful in maintaining market acceptance for its products.

Dependence Upon Key Personnel.
         Endogen is highly dependent on the members of its management and scientific staff, the loss of whom could have a material adverse effect on Endogen. Endogen also depends on scientific advisors, who may have commitments that limit their availability to Endogen. In addition, Endogen believes that its future success will depend in large part upon its ability to attract and retain highly skilled scientific, managerial and marketing personnel. Endogen faces significant competition for such personnel from other companies, research and academic institutions, government entities and other organizations. There can be no assurance that Endogen will be successful in hiring or retaining the personnel it requires for continued growth. The failure to hire and retain such personnel could materially and adversely affect Endogen's prospects.

International Operations.

     The percentage of revenues from international sales were 44%, 33% and 32% in fiscal years 1996, 1995 and 1994, respectively. Endogen believes that international sales will continue to represent a significant portion of its business. Endogen's international business and financial performance may be adversely affected by such matters as fluctuations in exchange rates, tariff regulations and difficulties in obtaining export licenses. In addition, Endogen's business may be adversely affected by lower sales levels that typically occur during the summer months in Europe and other parts of the world.


                                 USE OF PROCEEDS


     The Company will receive no part of the proceeds from the sale of any of the Shares by any of the Selling Stockholders.


                              SELLING STOCKHOLDERS


     The following table sets forth certain information as of November 1, 1996 with respect to the Shares held by each Selling Stockholder. The Shares may be offered from time to time by any of the Selling Stockholders. See "Plan of Distribution."

-------------------------------------------------------------------------------


                                               Number of                Number of
                                  Shares Beneficially Owned Prior to      Shares       Number of Shares Beneficially
                                               Offering                  Offered          Owned After Offering(2)
                                  -----------------------------------   ---------    ----------------------------------

Name(1)                                 Number       Percentage(3)                       Number        Percentage(3)
----                                    ------       ----------                           ------        ----------
T Cell Diagnostics, Inc.(4)            389,347            11.62%         389,347            0                 *
c/o T Cell Science, Inc.
115 Fourth Avenue
Needham, MA  02194


Wolfgang Woloszczuk(5)                  46,000             1.54%          28,000          18,000              *
c/o Biomedica GmbH
Divischgasse 4
A-1210 Vienna, Austria

Mag. Martin Wolf                        10,000               *            10,000            0                 *
Brucknerstrabe 6
A-1040 Vienna, Austria

Biomedica GmbH                         127,000             4.29%         127,000            0                 *
Divischgasse 4
A-1210 Vienna, Austria

                                      -8-


Massachusetts Technology                55,500             1.87%          9,000           46,500            1.57%
Development Corporation
148 State Street
Boston, MA  02109

Sensible Solutions, Inc.                 6,722                *            6,722             0                *
42 Glen Avenue
Newton Centre, MA 02159

Barber & Bronson Incorporated(6)       180,000             5.73%         180,000             0                *
2101 W. Commercial Blvd.,
Ste. 1500
Ft. Lauderdale, FL  33309
-----------------------------------------------------------------------------
* Less than 1%



(1) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them except as noted in the footnotes below based upon information provided to the Company by the Selling Stockholders.



(2) Assumes that the Selling Stockholders will sell all of the Shares registered hereunder. The Selling Stockholders may sell all or any part of its Shares pursuant to this Prospectus.



(3) The number of shares of Common Stock deemed outstanding includes (i) 2,962,402 shares of Common Stock outstanding as of November 1, 1996 and
     (ii) all Common Stock underlying options, warrants and other convertible securities which are currently exercisable or convertible within 60 days of November 1, 1996 by the person or entity in question.



(4) Constitutes shares issuable to T Cell Diagnostics, Inc. ("TCD") upon conversion of the entire principal balance of the Company's Convertible Subordinated Note due March 1, 2001 (the "Note") issued to TCD.



(5) Dr. Woloszczuk's beneficial ownership includes 18,000 shares issuable upon the exercise of outstanding stock options exercisable on November 1, 1996 or within 60 days thereafter. Dr. Woloszczuk is an executive officer of Biomedica GmbH. Excludes 127,000 shares of Common stock beneficially owned by Biomedica GmbH. Dr. Woloszczuk disclaims beneficial ownership of all shares held by Biomedica GmbH.



(6) Barber & Bronson Incorporated's beneficial ownership includes 180,000 shares issuable upon the exercise of outstanding warrants exercisable on November 1, 1996 or within 60 days thereafter. Assumes that Barber & Bronson Incorporated will receive all of the Shares upon exercise of the warrants.



     Except as noted below, to the best of the Company's knowledge, none of the Selling Stockholders had any material relationship with the Company or any of its affiliates within the three year period ending on the date of this Prospectus.



     On March 4, 1996, the Company entered into a purchase agreement (the "Purchase Agreement") with TCD and T Cell Sciences, Inc. ("TCS") pursuant to which the Company purchased on such date (i) substantially all of the operating assets of TCD, a wholly-owned subsidiary of TCS, in exchange for the Note payable to the order of TCD and additional payments, if any, not determinable at the time of such acquisition, and (ii) certain facility improvements and equipment of TCS used in the operation of TCD. The assets acquired by the Company included all operating assets of TCD relating to its research product lines and diagnostic products other than its TRAx diagnostic product line. The purchase price and terms of the acquisition were determined in arms-length negotiations between the parties. Pursuant to the terms of the Purchase Agreement, the principal amount due under the Note was increased from $1,900,000 to $2,002,978 to reflect certain post-closing adjustments to the purchase price. As of November 1, 1996, the Note is convertible into 389,347 shares of the Company's Common Stock, $.01 par value per share. In the event and to the extent that TCD elects to convert the Note, the Company will have no obligation to repay the Note. Pursuant to a registration rights agreement between the Company and TCD (the "TCD Agreement"), the Company is registering for resale 389,347 shares of Common Stock issuable to TCD upon conversion of the Note, as amended, and may be resold pursuant to the Registration Statement of which this Prospectus is a part. This transaction is more fully described in the Company's Current Report on Form 8-K dated March 4, 1996, as amended, which is incorporated herein by reference.

     Wolfgang Woloszczuk has been a director of the Company since November 1990. Dr. Woloszczuk has also served as an executive officer of Biomedica GmbH ("Biomedica") since 1982, of Bionova Handels GmbH since 1988, and of Biocis Handels GmbH since 1994. Dr. Woloszczuk was an executive officer of Biozol Diagnostica Vertriebs GmbH ("Biozol") from 1989 until May 1996. In addition, Dr. Woloszczuk has been a Professor of medicinal chemistry at the University of Vienna since 1989.



     Biomedica is the exclusive distributor for Endogen in Austria and some former Comecon Countries (i.e., Czech Republic, Hungary, Poland, Slovakia, Slovenia, Croatia, Bulgaria, Romania). Biomedica is a 50% owner of Biozol. In 1991, the Company entered into a distribution and supply agreement with Biozol under which Biozol has exclusively distributed the Company's products to individual country distributors in certain European countries. Effective September 1, 1996, the agreement has been amended so that the Company will distribute its products directly to individual country distributors in Europe. Biozol will continue as the Company's exclusive distributor in Germany. Wolfgang Woloszczuk, a director of the Company, was an executive officer of Biozol from 1989 until May 1996, and is currently an executive officer of Biomedica
GmbH.


     Mr. Robert Fein is a director, Vice President, Business Development, and the beneficial owner of approximately 20% of the outstanding capital stock of Sensible Solutions, Inc. Mr. Fein provided certain consulting services to the Company pursuant to a consulting agreement entered into by Mr. Fein and the Company dated December 15, 1995. As partial consideration for such services, the Company issued 6,722 shares of Common Stock to Mr. Fein. Mr. Fein transferred all 6,722 shares to Sensible Solutions, Inc.



     Barber & Bronson Incorporated ("B&B") provided certain financial consulting services to the Company pursuant to a financial consulting services agreement dated December 15, 1994 (the "B&B Agreement"). As partial consideration for such services, the Company issued warrants to purchase 180,000 shares of Common Stock to B&B. The Company is registering for resale 180,000 shares underlying the warrants pursuant to certain registration rights set forth in the B&B Agreement.



     The Company is registering the Shares offered hereby for resale by Dr. Woloszczuk, Mr. Wolf, Biomedica and Massachusetts Technology
Development Corporation ("MTDC") pursuant to the Registration Rights Agreement dated as of November 30, 1990, as amended on April 4, 1991, by and among the Company, G&G Diagnostics Limited Partnership ("G&G"), Biozol and MTDC, as amended on March 19, 1993 (the "1991 Registration Rights Agreement").


                              PLAN OF DISTRIBUTION


         The Company will not receive any of the proceeds from this offering, although the Company will receive a range of $2.00 to $4.00 per share upon the exercise of the warrants issued to B&B. In the event and to the extent that TCD elects to convert the Note, the Company will have no obligation to repay the Note. The Shares offered hereby may be sold from time to time by or for the account of any of the Selling Stockholders or by their pledgees, donees, distributees or transferees or other successors in interest to the Selling Stockholders. The Shares may be sold hereunder directly to purchasers by the Selling Stockholders in negotiated transactions; by or through brokers or dealers in ordinary brokerage transactions or transactions in which the broker solicits purchasers; block trades in which the broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal; transactions in which a broker or dealer purchases as principal for resale for its own account; or through underwriters or agents. The Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from the Selling Stockholders and/or the purchasers of the Shares. Each Selling Stockholder will be responsible for payment of any and all commissions to brokers. The Company has agreed to indemnify certain of the

Selling Stockholders against certain liabilities, including liabilities under the Securities Act, as an underwriter or otherwise.


         Pursuant to the 1991 Registration Rights Agreement, the TCD Agreement, and the B&B Agreement, the Company has agreed, at its expense, to file the registration statement to which this Prospectus is a part and to take certain other actions to permit the Selling Stockholders to sell the Shares under the Securities Act and applicable state securities laws. The aggregate proceeds to any Selling Stockholder from the sale of the Shares offered by the Selling Stockholder hereby will be the purchase price of such Shares less any broker's commissions.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdiction only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Any Selling Stockholder and any broker-dealer, agent or underwriter that participates with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Selling Stockholders are not restricted as to the price or prices at which they may sell Shares. Sales of such Shares at less than the market prices may depress the market price of the Company's securities. Moreover, the Selling Stockholders are not restricted as to the number of Shares which may be sold at any one time, and it is possible that a significant number of Shares could be sold at the same time which may also have a depressive effect on the market price of the Company's securities. It is anticipated that the sale of the Shares will be made over the three-year period commencing with the date of this Prospectus.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares offered hereby may not simultaneously engage in market making activities with respect to the Shares for a period of two business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-2, 10b-5, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Shares by the Selling Stockholder.

         There is no assurance that any Selling Stockholder will sell any or all of the Shares described herein and may transfer, devise or gift such securities by other means not described herein.


         The Company will use its best efforts to cause the Registration Statement to which this Prospectus relates to become effective as promptly as is practicable and to keep the Registration Statement effective until the earlier to occur of (i) thirty-six months after the date on which the Commission declares the Registration Statement effective and (ii) such earlier time as all Shares have been disposed of in a manner permitting resale without further registration thereof under the Securities Act. Expenses of preparing and filing the Registration Statement and all post-effective amendments will be borne by the Company.


                                  LEGAL MATTERS

         Certain legal matters with respect to the Shares offered hereby will be passed upon for the Company by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                     EXPERTS


     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A, of Endogen, Inc. for the year ended May 31, 1996 have been so incorporated in reliance on the report of Price

Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


         The financial statements of the research products and operations of T Cell Diagnostics, Inc. for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


     Certain of the Selling Stockholders have agreed to indemnify the Company's directors, officers and controlling persons against certain liabilities under the Securities Act pursuant to the 1991 Registration Rights Agreement, the TCD Agreement and the B&B Agreement.



     Section 67 of the Massachusetts Business Corporation Law ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization; (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. The Company's By-laws provide that each director and officer shall be indemnified by the Company against liabilities and expenses in connection with any legal proceeding to which such officer or director may become a party by reason of being or having been an officer or director unless otherwise prohibited by law.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                   ==========================================

No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.

                              ---------------------

                                TABLE OF CONTENTS



                                                                          Page

Available Information  ................................................       2
Documents Incorporated by Reference  ..................................       2
Prospectus Summary  ...................................................       4
Risk Factors  .........................................................       6
Use of Proceeds  ......................................................       8
Selling Stockholders  .................................................       8
Plan of Distribution  .................................................      10
Legal Matters .........................................................      11
Experts  ..............................................................      11
Disclosure of Commission Position on Indemnification for Securities
 Act Liabilities ......................................................      12




                 =============================================



                               750,069 Shares



                                 ENDOGEN, INC.


                                  Common Stock





                               -----------------
                                   PROSPECTUS
                               -----------------

                            November __, 1996

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.


     The expenses incurred by the Company in connection with the issuance and distribution of the securities being registered are estimated as follows:

                                                                       Amount

Securities and Exchange Commission registration fee .............    $   924.00
Nasdaq SmallCap Market listing fee  .............................    $ 1,000.00
Boston Stock Exchange listing fee  ..............................    $ 1,200.00
Legal fees and expenses  ........................................    $15,000.00
Accounting fees and expenses  ...................................    $ 5,000.00
Miscellaneous     ...............................................    $ 3,000.00
                                                                     ----------
                            Total                                    $26,124.00
                                                                     ----------

         None of the above expenses will be paid by the Selling Stockholders.


Item 15.  Indemnification of Directors and Officers.

         Section 67 of the Massachusetts Business Corporation Law ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. The Company's By-laws provide that each director and officer shall be indemnified by the Company against liabilities and expenses in connection with any legal proceeding to which such officer or director may become a party by reason of being or having been an officer or director unless otherwise prohibited by law.

         The Company's Restated Articles of Organization eliminate the personal liability of the Company's directors for monetary damages for breach of their fiduciary duty as directors to the Company and its stockholders, notwithstanding any provision of law imposing such liability. The Company's Restated Articles of Organization, however, do not eliminate liability of the Company's directors for
(i) breach of the director's duty of loyalty to the Company or its stockholders;
(ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) for actions leading to improper personal benefit to the director; or (iv) under Section 61 or 62 of the Massachusetts Business Corporation Law.

Item 16.  Exhibits.

Exhibit
   No.    Description of Exhibit

2.1 Asset Purchase Agreement dated as of March 4, 1996 by and between Endogen, Inc., T Cell Diagnostics, Inc. and T Cell Sciences, Inc.**

4.1    Restated Articles of Organization of Endogen, Inc.*

4.2    By-laws of Endogen, Inc., as amended.*

4.3    Specimen Common Stock Certificate *

4.4 Registration Rights Agreement dated as of March 4, 1996 by and among Endogen and T Cell Diagnostics, Inc.**

4.5 Convertible Subordinated Note of Endogen issued to T Cell Diagnostics, Inc., dated March 4, 1996. **

4.6 Registration Rights Agreement dated as of November 30, 1990, as amended on April 4, 1991, by and among Endogen, G&G Diagnostics Limited Partnership, Biozol Diagnostica Vertrieb GmbH, and Massachusetts Technology Development Corporation*, as amended on March 19, 1993.**

4.7 Financial Consulting Agreement dated as of December 15, 1994 by and between Endogen, Inc. and Barber and Bronson, Incorporated.**

5.1    Opinion of Testa, Hurwitz & Thibeault, LLP.***

23.1   Consent of Price Waterhouse LLP.***

23.2   Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).

23.3 Consent of Price Waterhouse LLP relating to the financial statements of the research products and operations of T Cell Diagnostics, Inc.***


24.1   Power of Attorney.**


------------------------------

* Previously filed as an exhibit to the Company's Registration Statement on Form S-4 No. 33-54430 and incorporated herein by reference.

** Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

***  Filed herewith.

Item 17.  Undertakings.


(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



(c) Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



(d) Unless the registrant and the Selling Stockholders otherwise agree, the undersigned registrant hereby undertakes to keep the registration statement effective until the earlier to occur of (i) thirty-six months after the date on which the Commission declares the registration statement effective and (ii) such earlier time as all Shares have been disposed of in a manner permitting resale without further registration thereof under the Securities Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act") the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on the 12th day of November, 1996.


                                  ENDOGEN, INC.

                                  By: /s/ Owen A. Dempsey
                                      -------------------
                                      Owen A. Dempsey
                                      President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act, this Amendment has been signed by the following persons in the capacities and on the dates indicated.


        Signature                           Title                                                     Date
/s/ Owen A. Dempsey                         President, Chief Executive                           November 12, 1996
-------------------                         Officer (Principal Executive
    Owen A. Dempsey                         Officer, Principal Financial
                                            Officer and Principal Accounting
                                            Officer) and Director


/s/ *                                       Director                                             November 12, 1996
---------------------
    Wallace G. Dempsey


/s/ *                                       Director                                             November 12, 1996
---------------------
    Irwin J. Gruverman


/s/ *                                       Director                                             November 12, 1996
---------------------
    Hayden H. Harris


s/ *                                        Director                                             November 12, 1996
---------------------
    Wolfgang Woloszczuk


*By: /s/Owen A. Dempsey
     ------------------
        Owen A. Dempsey,
        as Attorney-in-Fact


                                  EXHIBIT LIST

Exhibit No.      Description of Exhibit

2.1 Asset Purchase Agreement dated as of March 4, 1996 by and between Endogen, Inc., T Cell Diagnostics, Inc. and T Cell Sciences, Inc.**
4.1      Restated Articles of Organization of Endogen, Inc.*
4.2      By-laws of Endogen, Inc., as amended.*
4.3      Specimen Common Stock Certificate*
4.4 Registration Rights Agreement dated as of March 4, 1996 by and among Endogen and T Cell Diagnostics, Inc.**
4.5 Convertible Subordinated Note of Endogen issued to T Cell Diagnostics, Inc., dated March 4, 1996.**
4.6 Registration Rights Agreement dated as of November 30, 1990, as amended on April 4, 1991, by and among Endogen, G&G Diagnostics Limited Partnership, Biozol Diagnostica Vertrieb GmbH, and Massachusetts Technology Development Corporation*, as amended on March 19, 1993.**
4.7 Financial Consulting Agreement dated as of December 15, 1994 by and between Endogen, Inc. and Barber and Bronson, Incorporated.**
5.1      Opinion of Testa, Hurwitz & Thibeault, LLP.***
23.1     Consent of Price Waterhouse LLP.***
23.2     Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).
23.3 Consent of Price Waterhouse LLP relating to the financial statements of the research products and operations of T Cell Diagnostics, Inc.***

24.1     Power of Attorney.**


-------------------------------
* Previously filed as an exhibit to the Company's Registration Statement on Form S-4 No. 33-54430 and incorporated herein by reference.
** Previously filed with the Securities and Exchange Commission and incorporated herein by reference.
***   Filed herewith.